Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 9, 2004, in the Registration Statement (Form S-1) and related Prospectus of DreamWorks Animation, Inc.

/s/ ERNST & YOUNG LLP

Los Angeles, California

September 1, 2004